EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Secures Long Term Funding Agreement

PHOENIX, AZ – March 30, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) today announced the signing of a definitive agreement with JMJ Financial of San Diego, CA, providing for an aggregate $4.3 million in capital funding to the Company over a period of years, in support of the continued development of the Company’s various wind energy projects located in Texas and Arizona, and other corporate requirements.

NACEL Energy Chief Executive Officer Paul Turner, Ph.D. stated:

“The closing of a long term funding agreement is a timely and welcome occurrence as we finish our preparatory work leading to an expected formal RFP bid submission this Spring for our 20 MW Snowflake Arizona wind power generation project.”

On March 25, 2010, the Company executed and delivered, pursuant to a private placement, a $300,000 Convertible Promissory Note in exchange for the investor’s execution and delivery of a $300,000 Secured & Collateralized Promissory Note to the Company. This is the first of a series of transactions between the Company and the investor which may occur over the next several years, and which, if fully funded, could provide the Company with funding aggregating up to $4.3 million.

The Company cautions there are no assurances that any further transactions will occur, or if further transactions do occur, the number which may occur is uncertain and dependent on numerous factors including, without limitation, the Company’s progress in developing its wind power generation projects, its financial condition, the strength and volatility of the Company’s common stock and other such factors.

The complete transaction is more fully described on the Company’s Form 8-K filed today and publicly available to all investors and interested parties at www.sec.gov.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced development work on its Snowflake project in Arizona in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 130 MW, or more, of new wind power upon their completion. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

EXHIBIT 99.1

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848